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Exhibit 21

Subsidiaries of the registrant



     The following list sets forth the direct and indirect subsidiaries of the registrant as of March 31, 2003 and their respective jurisdictions of incorporation or organization:

   SUBSIDIARY                                 JURISDICTION
   ----------                                 ------------
   Vert Tech LLC                              Delaware
   Verticalnet Africa Pty Ltd.                South Africa
   Verticalnet Enterprises                    Delaware
   Verticalnet Ltd.                           Israel
   VNI Holdings Inc.                          Delaware
   Verticalnet Solutions LTD                  England and Wales
   Verticalnet International LLC              Delaware
   Verticalnet Europe B.V.                    Amsterdam, Netherlands
   BT Fifty Five                              England and Wales
   Verticalnet LTD                            England and Wales
   Verticalnet Europe LTD                     England and Wales
   Verticalnet UK Employees Ltd.              England and Wales
   Verticalnet Software LLC                   Delaware
   Atlas Commerce, Inc.                       Delaware
   Verticalnet Software, Inc.                 Delaware
   Atlas Commerce Ltd.                        England and Wales
   Atlas Commerce S.A.S.                      France